Exhibit 99.2

Revocable Proxy

Smithtown Bancorp, Inc.

Special Meeting of Shareholders [—], 2010

	For	Against	Abstain

1.      To adopt the Agreement and Plan of Merger, dated as of July 15, 2010, as it may be amended from time to time, between People’s United Financial, Inc. and Smithtown Bancorp, Inc., and the transactions contemplated thereby.

	☐	☐	☐
The Board recommends a vote FOR Proposal No. 1

Please be sure to date and sign This instruction card in the box below.

_____________________	________________________
Shareholder Signature	Joint Shareholder Signature
Date _________________	Date_____________________

Please mark as indicated in this ☒ example

For	Against	Abstain

2.      To approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting, or any adjournment or postponement of the meeting, to adopt the Agreement and Plan of Merger.

☐	☐	☐
The Board recommends a vote FOR Proposal No. 2

3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Unless otherwise specified, this Proxy will be voted FOR Proposal No. 1, FOR Proposal No. 2, and in the discretion of the persons to whom this Proxy is granted upon other matters that may properly come before the special meeting.

Mark here if you plan to attend the meeting	☐

Mark here for address change and note change	☐

Please sign exactly as your name(s) appear(s) hereon.

*** IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.            By Mail; or

2.            By Telephone (using a Touch-Tone Phone); or

3.            By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., Eastern Time, on [•], 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., Eastern Time, [•], 2010 1-866-287-9708	Vote by Internet Anytime prior to 3 a.m., Eastern Time, [•], 2010 https://www.proxyvotenow.com/smtb

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.
ON-LINE SPECIAL MEETING MATERIALS: [•]

Your Vote is important!

REVOCABLE PROXY

Smithtown Bancorp, Inc.

SPECIAL MEETING OF SHAREHOLDERS

[—], 2010

10:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Smithtown Bancorp, Inc., revoking all proxies heretofore given with respect to the shares represented herewith, hereby constitutes and appoints [•],[•] and [•] or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, with all the powers which the undersigned would possess if personally present, to vote all common shares of Smithtown Bancorp, Inc., held of record by the undersigned on [•], at the Special Meeting of Shareholders of Smithtown Bancorp, Inc., to be held at Sheraton Long Island Hotel, 110 Motor Parkway, Hauppauge, New York 11788, on [•], 2010, at 10:00 a.m. local time, or any adjournment or postponement thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE

INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

SMITHTOWN BANCORP, INC. – SPECIAL MEETING [• ], 2010

YOUR VOTE IS IMPORTANT

Special Meeting Materials are available on-line at:

www.bankofsmithtownonline.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Shareholders of record can vote in one of three ways:

1.	Call toll free 1-866-287-9708 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/smtb and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS